Exhibit 99.1

News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: December 1, 2021, 5:00 p.m. EST	Contact: Jack Isselmann, Media Relations

Justin Roberts, Investor Relations

Ph: 503-684-7000

Greenbrier Announces Orders for 6,200 Railcars Valued at $670 Million

Strong order momentum continues

Greenbrier furthers sustainability goals through expanded railcar conversion program

Lake Oswego, Oregon, December 1, 2021 –The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today announced that it received new orders of 6,200 units valued at $670 million during the first fiscal quarter that began on September 1, 2021. The railcar orders are from a diverse mix of customers and comprise a broad range of railcar types, including intermodal, boxcars, gondolas, tank cars, covered hoppers and automobile-carrying railcars.

In addition to the new railcar orders, Greenbrier received orders to rebody 1,400 railcars as part of its railcar conversion program. This follows orders for 1,300 railcar conversions in fiscal 2021. Greenbrier’s railcar conversion program demonstrates a growing partnership with its customers to sustainably repurpose North America’s aging fleet. Railcar conversions promote conservation as older, inefficient equipment is upcycled into new freight railcars. This reduces waste in the manufacturing process through the reuse of key components. It also frequently yields a railcar that can more efficiently move commodities integral to the economy. It is another example of Greenbrier’s commitment to work with its customers on railcar solutions that meet their needs while ensuring that rail remains the most environmentally friendly mode of surface transport.

William A. Furman, Chairman and CEO said, “As we close the first fiscal quarter, Greenbrier has received orders already equal to 36% of the total orders received in fiscal 2021. This reflects great execution by our commercial team, excellence in engineering, resourcefulness in global sourcing and leadership in railcar manufacturing worldwide. These orders, along with our $2.8 billion new railcar backlog as of August 31, 2021, provide Greenbrier strong visibility for fiscal 2022 and beyond. Importantly, it highlights the strength and flexibility of our global manufacturing and supply chain networks that support our integrated business model. Combined with a strong liquidity position and tax-advantaged cash flows from a growing lease fleet, Greenbrier is strongly-positioned in the recovering railcar markets on three continents, North America, South America and Europe.”

Certain orders referenced in this release are subject to customary documentation and completion of terms.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our rail services business unit. Greenbrier manages 444,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. As of September 30, 2021, GBXL and Greenbrier own a lease fleet of nearly 12,500 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Announces Orders For 6,200 Railcars (Cont.)	Page 2

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as, “provide,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about order and backlog as well as other information regarding future performance and appear throughout this press release. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the COVID-19 coronavirus pandemic, the related disruptions in general economic activity, including supply disruptions during the recovery of the economy. Our backlog is not necessarily indicative of future results of operations. More information on these risks and other potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and subsequent Form 10-Q filings. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

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